Exhibit 3.23

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 04/20/2000 001204019 – 3206148

CERTIFICATE OF FORMATION

OF

COMMONWEALTH ALUMINUM TUBE ENTERPRISES, LLC

This Certificate of Formation of Commonwealth Aluminum Tube Enterprises, LLC, dated as of April 20, 2000, is being duly executed and filed by Commonwealth Aluminum Concast, Inc., as an authorized person, to form a limited liability operating company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et. seq.)

1.	Name. The name of the limited liability company formed hereby is Commonwealth Aluminum Tube Enterprises, LLC (the “Company”).

2.	Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

3.	Registered Agent. The name and address of the registered agent for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

COMMONWEALTH ALUMINUM CONCAST, INC.

By:	/s/ Mark V. Kaminski
Mark V. Kaminski
Its:	President and Chief Executive Officer

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/16/2001 010021743 – 3206148

Certificate of Amendment to Certificate of Formation

of

COMMONWEALTH ALUMINUM TUBE ENTERPRISES, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is COMMONWEALTH ALUMINUM TUBE ENTERPRISES, LLC

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

/s/ Lenna Ruth Macdonald
Lenna Ruth Macdonald, Vice President & Assistant Secretary

DELL D-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)

CERTIFICATE OF AMENDMENT

OF

COMMONWEALTH ALUMINUM TUBE ENTERPRISES, LLC

1. The name of the limited liability company Is Commonwealth Aluminum Tube Enterprises, LLC.

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

Deleting Article 2 and In its place, insert the following:

The registered agent of Commonwealth Aluminum Tube Enterprises, LLC in the State of Delaware is THE

CORPORATION TRUST COMPANY, and the registered office is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Commonwealth Aluminum Tube Enterprises. LLC this 15th day of Aug. 2003.

/s/ Stacia Williams
Stacia Williams, VP and Authorized Person

State of Delaware Secretary of State Division of Corporations Delivered 05:23 PM 08/26/2003 FILED 04:34 PM 08/26/2003 SRV 030555004 – 3206148 FILE